Exhibit 10.11

LION LOGO

Confidentiality, Non-Compete and Non-Solicitation Agreement

I, the undersigned, Yannick Poulin (handwritten), in consideration of my employment with La Compagnie Électrique Lion and the compensation that is or will be paid to me, hereby acknowledge the following in this document amending the employment agreement:

1. CONFIDENTIALITY

1.1. The Employee acknowledges that his duties, past, present and future, are privileged and that, as such, he may obtain and access certain confidential information regarding how the Employer conducts its business.

1.2. The Employee acknowledges that all such information is not only confidential but that it must remain confidential to ensure the proper functioning of the Employer’s business and that such information is a proprietary right that must be respected and that the Employer is entitled to protect.

1.3. The Employee acknowledges, among other things, that the Employer would suffer grievous and irreparable prejudice if the Employee were to disclose to third parties such information or took advantage of having obtained, or made available to him, such confidential information in order to cause prejudice to the business of the Employer, and that this would constitute unfair competition.

1.4. Without limiting the generality of the foregoing, the Employee, during his employment with the Employer or thereafter, shall refrain, for any reason whatsoever, from disclosing, in any manner whatsoever, to any legal or physical person, any information or knowledge that he obtained while in the employ of the Employer relating to the Employer’s customers and/or their needs or requirements regarding products and services provided by the Employer and concerning methods and techniques used as part of the Employer’s business.

1.5. The Employee acknowledges that any and all improvements, discoveries, ideas and inventions that he makes or conceives, on his own or in co-operation with others, be they patentable or not, while he is in the employ of the Employer, shall be the entire and exclusive property of the Employer, and are hereby assigned to the Employer. Upon request by the Employer and at its expense, the Employee shall assist the Employer or its representatives in obtaining patents in Canada and in such other countries as may be directed by the Employer in order to protect said improvements, discoveries, ideas and inventions.

1.6. In the event of termination of his employment for any cause whatsoever, the Employee shall immediately hand over to the Employer all the Employer’s documents and any other document whatsoever (in connection with his employment and with confidential information relating to the Employer or to other companies with which the Employer has business relationships), whether these documents were prepared by the Employee, are in his possession or under his control.

Upon termination of employment, the Employee shall hand over to the Employer all equipment, files, software or other property belonging to the Employer.

The Employee shall not retain any written or tangible material (whether in hard copy or electronic form) containing or reflecting confidential information of the Employer.

2. NON-COMPETE AND NON-SOLICITATION

2.1. For the term of his employment, the Employee agrees to not take part, whether directly or indirectly, in any employment or activity relating to a business similar to the Employer’s or that may conflict with the Employee’s duties pursuant to this employment agreement.

For a 12-month period following the termination of his employment, the Employee agrees to refrain, directly or indirectly, personally or through a corporation, company or other legal entity, on his own or in co-operation with others, from holding, managing, operating, controlling, or taking part in the management, operation or control of, or being employed or associated with, in any manner whatsoever, a physical or legal person that is fully or partially engaged in the operation of a business that competes directly or indirectly with the business currently operated by the Employer.

The Employee agrees not to communicate or do business with suppliers or customers of the Employer during the period described in the above paragraph.

2.2. As long as the Employee is in the employ of the Employer and thereafter, he agrees to refrain, for any reason whatsoever, whether justified or not, directly or indirectly, personally or through a third party, be they an individual, a company or a corporation, from soliciting the services of another employee of the Employer, from causing them to leave the employ of same or recommending them to a third party for employment purposes.

I have read the content of this document amending the employment agreement and I understand and accept the provisions thereof.

AND THE PARTIES HAVE SIGNED IN ST-JÉRÔME (handwritten) THIS 13th (handwritten) DAY OF SEPTEMBER (handwritten) 2017.

La Compagnie Électrique Lion Autobus Lion Inc.
Per:	(signed)
Émilie Thouin Vincent, CRIA, Head of Human Resources

(signed)
Name of employee